Exhibit 99.1

ARGAN, INC.

RESULTS OF VOTING

2020 ANNUAL MEETING OF THE STOCKHOLDERS OF ARGAN, INC.

JUNE 23, 2020

(1)          The election of the following nine (9) directors to the Board of Directors of the Company, each to serve until the 2020 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal.

The results of the voting were as follows:

NAME OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Rainer H. Bosselmann	12,381,089	131,170	1,494,217
Cynthia A. Flanders	9,898,080	2,614,179	1,494,217
Peter W. Getsinger	12,478,200	34,059	1,494,217
William F. Griffin, Jr.	12,431,441	80,818	1,494,217
John R. Jeffrey, Jr.	12,460,108	52,151	1,494,217
Mano S. Koilpillai	12,482,241	30,018	1,494,217
William F. Leimkuhler	11,223,149	1,289,110	1,494,217
W.G. Champion Mitchell	12,389,888	122,371	1,494,217
James W. Quinn	11,197,655	1,314,604	1,494,217

(2)          The approval of the Argan, Inc. 2020 Stock Plan and the allocation of 500,000 shares of Argan’s common stock reserved for issuance thereunder.

The result of the voting was as follows:

For	Against	Abstain	Broker Non-Votes
12,064,923	426,681	20,655	1,494,217

(3)          The nonbinding advisory approval of the Company’s executive compensation (the “say-on-pay” vote).

The result of the voting was as follows:

For	Against	Abstain	Broker Non-Votes
9,639,507	2,850,465	22,287	1,494,217

(4)          The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending January 31, 2021.

The result of the voting was as follows:

For	Against	Abstain
13,906,476	53,991	46,009